EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BRT Apartments Corp. and Subsidiaries
Great Neck, New York

 We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-213162, 333-190686, 33-160569, 333-128458 and 333-118915) and Form S-8 (Nos. 333-223620, 333-210168, 333-101681, 333-104461, 333-159903 and 333-182044) of BRT Apartments Corp. and Subsidiaries of our reports dated December 10, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of BRT Apartments Corp. and Subsidiaries' internal control over financial reporting which appears in this form 10-K.

/s/ BDO USA, LLP

New York, New York
December 10, 2018